SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                  ----------------------------------

                                FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


                           July 25, 2003
                   ----------------------------------
                    (Date of earliest event report)


                        WEYERHAEUSER COMPANY
            (Exact name of registrant as specified in charter)

               Washington            1-4825            91-0470860
               ----------            ------            ----------
            (State or other       (Commission        (IRS Employer
            jurisdiction of       File Number)       Identification
            incorporation or                             Number)
              organization)


                       Federal Way, Washington 98063-9777
                    (Address of principal executive offices)
                                   (zip code)

             Registrant's telephone number, including area code:
                                (253) 924-2345

TABLE OF CONTENTS

Item 12.  Results of Operations and Financial Condition
            ---------------------------------
   SIGNATURES
   ----------

Item 12.  Results of Operations and Financial Condition
On July 25, 2003, Weyerhaeuser Company issued a press release as follows:

FEDERAL WAY, Wash. - Weyerhaeuser Company (NYSE: WY) today reported second quarter net earnings of $157 million, or 71 cents per share, on net sales of $4.9 billion. This compares with $72 million, or 32 cents per share, on net sales of $4.9 billion for the second quarter of 2002.
Second quarter 2003 earnings include the following after-tax items:

	   -- A charge of $19 million, or 8 cents per share, for closure or impending sale of facilities;

	   -- A charge of $17 million, or 8 cents per share, for integration and restructuring activities;

	   -- A gain of $95 million, or 43 cents per share, for the sale of timberlands in Western Washington;

	   -- A gain of $7 million, or 3 cents per share, for the settlement of an insurance claim relating to the company's Cemwood litigation.

	   Second quarter 2002 earnings include the following after-tax items:

	   -- A charge of $18 million, or 8 cents per share, for closure or impending closure of facilities;

	   -- A charge of $17 million, or 8 cents per share, for integration and restructuring activities;

	   -- A gain of $19 million, or 9 cents per share, for the reversal of a countervailing duty accrual.

     The company also announced that it has achieved its annualized run rate goal of $300 million in pre-tax synergies related to the acquisition of Willamette Industries. Weyerhaeuser originally estimated it would reach this synergy goal by first quarter 2005.

	   Other significant second quarter financial matters include:

	   -- Reduced total company debt, which includes Real Estate and related operations, to approximately $13.6 billion at the end of the quarter. This is a reduction of approximately $334 million from the prior quarter.

	   -- Maintained capital spending discipline. Capital spending, excluding acquisitions and Real Estate and related operations, for the first six months was approximately $319 million, in line with the annual goal of $750 million.

	   -- Incurred approximately $26 million in countervailing and anti-dumping duties and related costs in the second quarter on Canadian softwood lumber the company imports into the United States compared with the $24 million Weyerhaeuser incurred in the first quarter.

	   "Our ability to achieve our synergy goal more than one year ahead of schedule, despite challenging market conditions, is a tribute to our employees," said Steven R. Rogel, chairman, president and chief executive officer. "They have embraced the concept of increased frugality and have made substantial progress in improving the overall efficiency of our manufacturing systems. Through their hard work, we are positioned to take advantage of future improvements in the economy.
	   "Late in the second quarter we saw some promising signs in the prices for wood products, a trend that should continue into the third quarter," Rogel said. "Unfortunately, the markets for pulp, uncoated free sheet and containerboard are expected to remain challenging."


            SUMMARY OF SECOND QUARTER FINANCIAL HIGHLIGHTS

Millions (except per share data)   2Q 2003      2Q 2002      Change

Net earnings                          $157          $72         $85
Earnings per share                   $0.71        $0.32       $0.39
Net sales                           $4,930       $4,922          $8

                SEGMENT RESULTS FOR SECOND QUARTER 2003
                  (Contributions to Pre-Tax Earnings)

Millions                           2Q 2003      2Q 2002      Change

Timberlands                           $300         $162        $138
Wood Products                         ($53)         $64       ($117)
Pulp and Paper                         ($7)        ($15)         $8
Containerboard, Packaging and
 Recycling                            $108          $75         $33
Real estate and related assets         $91          $79         $12

                              TIMBERLANDS

                                   2Q 2003      1Q 2003      Change
Contribution to earnings
 (millions)                           $300         $149        $151

	   Excluding a pre-tax gain of $144 million from the sale of timberlands in Western Washington to Hancock Timber Resources, second quarter earnings were up slightly from the first quarter due to increased log sales volumes in the West in both export and domestic markets on somewhat lower prices. In the South, slightly higher prices partially offset lower harvest volumes due to weather conditions.
	   Third quarter harvest results are expected to be lower than second quarter due to normal reductions in harvest levels during the fire season, which is expected to result in slightly lower earnings in the segment.


                             WOOD PRODUCTS

                                   2Q 2003      1Q 2003      Change
Contribution (charge) to
  earnings (millions)                 ($53)       ($150)        $97



	   Excluding a $79 million pre-tax first quarter charge taken for damages awarded by a jury on April 18 in U.S. District Court in Oregon, operating losses in the second quarter were lower than first quarter. The improvement was due to significantly stronger prices late in the quarter for oriented strand board and plywood. Market conditions for structural softwood lumber also improved late in the quarter, leading to stronger prices and higher sales volumes. The improvements were offset by higher costs in the company's Canadian operations associated with the strengthening Canadian dollar. Wood
Products recognized pre-tax charges of $24 million in the first quarter and $29 million in the second quarter for integration and restructuring, and closure or impending sale of facilities.
	   Third quarter results for Wood Products are expected to be better than second quarter due primarily to the continued strength in the wood products markets. Weyerhaeuser will continue to be adversely affected by countervailing and anti-dumping duties, and related costs on Canadian softwood lumber the company imports into the United
States.

                            PULP AND PAPER

                                   2Q 2003      1Q 2003      Change
Contribution (charge) to
    earnings (millions)                ($7)         $10        ($17)


	   Pulp prices benefited from the weaker U.S. dollar, but the benefits from this increase were more than offset by a decrease in fine paper prices. Weyerhaeuser took approximately 60,000 tons of combined market and annual maintenance downtime during the second quarter. Costs associated with the downtime and higher costs in the company's Canadian operations associated with the strengthening Canadian dollar negatively affected the second quarter performance. In addition, the second quarter earnings include charges of approximately $10 million for an impending facility closure and costs associated with work force reductions. First quarter earnings included integration and restructuring costs of $6 million.
	   Third quarter earnings are expected to be lower than second quarter due to weak demand for pulp and fine paper.


                CONTAINERBOARD, PACKAGING AND RECYCLING

                                   2Q 2003      1Q 2003      Change
Contribution to earnings
 (millions)                           $108          $80         $28


	   A seasonal increase in the demand for packaging resulted in higher second quarter earnings compared with first quarter results. This increase was partially offset by lower prices for corrugated boxes and higher costs for old corrugated containers, commonly referred to as OCC. During the quarter, Weyerhaeuser took 70,000 tons of market and maintenance downtime.
	   Third quarter earnings are expected to be lower than second quarter due to continued weak markets.


                    REAL ESTATE AND RELATED ASSETS

                                   2Q 2003      1Q 2003      Change
Contribution to earnings
(millions)                             $91          $95         ($4)


	   The business benefited from the continued strong housing market and a $12 million pre-tax gain on a commercial property sale in Southern California in the second quarter. First quarter earnings included a pre-tax gain of $18 million for the sale of an apartment complex and two office buildings.
	   Third quarter earnings are expected to be higher than second quarter due to increased closings of single-family homes. The company currently has a backlog of more than six months of homes sold, but not closed.

	   OTHER

	   The company will hold a live conference call at 7 a.m. PDT (10 a.m. EDT) on July 25 to discuss the second quarter results.
	   To access the conference call, listeners calling from within North America should dial 877-888-3490 at least 15 minutes prior to the start of the conference call. Those wishing to access the call from outside North America should dial 416-695-9757. Replays of the call will be available for 48 hours following completion of the live call and can be accessed at 866-518-1010 within North America and at 416-252-1143 from outside North America.
	   The call may also be accessed through Weyerhaeuser's Internet site at www.weyerhaeuser.com by clicking on the "Listen to our conference call" link.

	   Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 2002, sales were $18.5 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at http://www.weyerhaeuser.com.

	   This news release contains statements concerning the company's future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking terminology such as "expects," "may,"
"will," "believes," "should," "approximately," anticipates,"
"estimates," and "plans," and the negative or other variations of those terms or comparable terminology or by discussions of strategy, plans or intentions. In particular, some of these forward-looking statements deal with expectations regarding the company's markets in the third quarter; expected earnings and performance of the company's business segments during the third quarter, anticipated debt reduction and anticipated capital spending. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts; market demand for the company's products, which may be tied to the relative strength of various U.S. business segments; energy prices; performance of the company's manufacturing operations; the successful execution of internal performance plans; the level of competition from domestic and foreign producers; the effect of forestry, land use, environmental and other governmental regulations; fires, floods and other natural disasters; and legal proceedings. The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Euro and the Canadian dollar; and restrictions on international trade or tariffs imposed on imports, including the countervailing and dumping duties imposed on the company's softwood lumber shipments from Canada to the United States. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

WEYERHAEUSER COMPANY
STATISTICAL INFORMATION  (unaudited)

CONSOLIDATED
EARNINGS (1)                   Q1              Q2            Q3
(in millions)          ----------------- -------------- -------------
                         March    March   June   June   Sept.  Sept.
                          30,      31,     29,    30,    28,    29,
                         2003     2002    2003   2002   2003   2002
                       ----------------- -------------- -------------
Net sales and revenues:
 Weyerhaeuser (2)        $4,169  $3,595  $4,498 $4,501        $4,422
 Real estate and
  related assets            445     396     432    421           468
                       ----------------- -------------- -------------
Total net sales and
 revenues                 4,614   3,991   4,930  4,922         4,890
                       ----------------- -------------- -------------

Costs and expenses:
 Weyerhaeuser:
   Costs of products
    sold                  3,322   2,831   3,611  3,519         3,576
   Depreciation,
    amortization and
    fee stumpage            321     264     313    311           304
   Selling expenses         107     103     111    116           116
   General and
    administrative
    expenses                231     186     232    231           201
   Research and
    development
    expenses                 12      12      12     13            11
   Taxes other than
    payroll and income
    taxes                    47      38      48     53            48
   Charges for
    integration and
    restructuring            29       2      25     23            17
   Charges for closure
    of facilities            22      27      12     28             -
   Other operating
    costs, net  (3) (4)      37       4    (205)   (27)           19
                       ----------------- -------------- -------------
                          4,128   3,467   4,159  4,267         4,292
                       ----------------- -------------- -------------
 Real estate and
  related assets:
   Costs and operating
    expenses                330     291     316    317           359
   Depreciation and
    amortization              3       2       2      1             1
   Selling expenses          24      21      25     24            23
   General and
    administrative
    expenses                 14      10      14     11            14
   Taxes other than
    payroll and income
    taxes                     1       1       1      1             1
   Other operating
    costs, net               (7)     (8)      -      2             6
                       ----------------- -------------- -------------
                            365     317     358    356           404
                       ----------------- -------------- -------------
Total costs and
 expenses                 4,493   3,784   4,517  4,623         4,696
                       ----------------- -------------- -------------

Operating income            121     207     413    299           194

Interest expense and
 other:
 Weyerhaeuser:
   Interest expense
    incurred (5)           (208)   (178)   (205)  (222)         (214)
   Less interest
    capitalized               5       4       6     16            16
   Equity in income
    (loss) of
    affiliates               (5)     (4)      3     (2)           (6)
   Interest income and
    other                     6       5       6      6             9
 Real estate and
  related assets:
   Interest expense
    incurred                (14)    (13)    (13)   (13)          (12)
   Less interest
    capitalized              14      13      13     13            12
   Equity in income of
    unconsolidated
    entities                  5       6       7      6            10
   Interest income and
    other                    11       6       8      8            11
                       ----------------- -------------- -------------
Earnings before income
 taxes and cumulative
 effect of a change in
 accounting principle       (65)     46     238    111            20
Income taxes                 22     (16)    (81)   (39)           (7)
                       ----------------- -------------- -------------
Earnings before cumulative
 effect of a change in
 accounting principle       (43)     30     157     72            13
Cumulative effect of a
 change in accounting
 principle, net of
 applicable taxes of
 $6 (6)                     (11)      -       -      -             -
                       ----------------- -------------- -------------
Net earnings (loss)        $(54)    $30    $157    $72           $13
                       ================= ============== =============

Basic and diluted net
 earnings (loss) per
 share:
 Net earnings (loss)
  before cumulative
  effect of a change
  in accounting
  principle              $(0.19)  $0.14   $0.71  $0.32         $0.06
 Cumulative effect of a
  change in accounting
  principle               (0.05)      -       -      -             -
                       ----------------- -------------- -------------
 Net earnings (loss)     $(0.24)  $0.14   $0.71  $0.32         $0.06
                       ================= ============== =============

Dividends paid per
 share                    $0.40   $0.40   $0.40  $0.40         $0.40
                       ================= ============== =============

CONSOLIDATED
EARNINGS (1)                    Q4                  Year ended
(in millions)          ----------------------   ---------------------
                        Dec. 28,   Dec. 29,     Dec. 28,    Dec. 29,
                          2003       2002         2003        2002
                       ----------------------   ---------------------
Net sales and revenues:
 Weyerhaeuser (2)                     $4,253                 $16,771
 Real estate and
  related assets                         465                   1,750
                       ----------------------   ---------------------
Total net sales and
 revenues                              4,718                  18,521
                       ----------------------   ---------------------

Costs and expenses:
 Weyerhaeuser:
   Costs of products
    sold                               3,285                  13,211
   Depreciation,
    amortization and
    fee stumpage                         335                   1,214
   Selling expenses                      115                     450
   General and
    administrative
    expenses                             229                     847
   Research and
    development
    expenses                              16                      52
   Taxes other than
    payroll and income
    taxes                                 39                     178
   Charges for
    integration and
    restructuring                         30                      72
   Charges for closure
    of facilities                         40                      95
   Other operating
    costs, net  (3) (4)                 (135)                   (139)
                       ----------------------   ---------------------
                                       3,954                  15,980
                       ----------------------   ---------------------
 Real estate and
  related assets:
   Costs and operating
    expenses                             359                   1,326
   Depreciation and
    amortization                           7                      11
   Selling expenses                       22                      90
   General and
    administrative
    expenses                              13                      48
   Taxes other than
    payroll and income
    taxes                                  1                       4
   Other operating
    costs, net                            (1)                     (1)
                       ----------------------   ---------------------
                                         401                   1,478
                       ----------------------   ---------------------
Total costs and
 expenses                              4,355                  17,458
                       ----------------------   ---------------------

Operating income                         363                   1,063

Interest expense and
 other:
 Weyerhaeuser:
   Interest expense
    incurred (5)                        (207)                   (821)
   Less interest
    capitalized                           14                      50
   Equity in income
    (loss) of
    affiliates                            (1)                    (13)
   Interest income and
    other                                  8                      28
 Real estate and
  related assets:
   Interest expense
    incurred                             (15)                    (53)
   Less interest
    capitalized                           15                      53
   Equity in income of
    unconsolidated
    entities                               9                      31
   Interest income and
    other                                  8                      33
                       ----------------------   ---------------------
Earnings before income
 taxes and cumulative
 effect of a change in
 accounting principle                    194                     371
Income taxes                             (68)                   (130)
                       ----------------------   ---------------------
Earnings before
 cumulative effect of a
 change in accounting
 principle                               126                     241
Cumulative effect of a
 change in accounting
 principle, net of
 applicable taxes of
 $6 (6)                                    -                       -
                       ----------------------   ---------------------
Net earnings (loss)                     $126                    $241
                       ======================   =====================

Basic and diluted net
 earnings (loss) per
 share:
 Net earnings (loss)
  before cumulative
  effect of a change
  in accounting
  principle                            $0.57                   $1.09
 Cumulative effect of a
  change in accounting
  principle                                -                       -
                       ----------------------   ---------------------
 Net earnings (loss)                   $0.57                   $1.09
                       ======================   =====================

Dividends paid per
 share                                 $0.40                   $1.60
                       ======================   =====================

	   (1) Certain reclassifications have been made to conform prior period data with the current presentation.

	   (2) The first and second quarters of 2003 include charges of $24 million and $26 million, respectively, for countervailing and anti-dumping duties and related costs. 2002 first quarter includes $13 million of charges for countervailing and anti-dumping duties and related costs and a credit of $18 million for the reversal of countervailing and anti-dumping duties accrued in 2001. The 2002 second quarter includes $7 million of charges for countervailing and anti-dumping duties and related costs, a credit of $29 million for the reversal of charges accrued in 2001 and a credit of $13 million for charges accrued in the first quarter of 2002. The 2002 third and fourth quarters include charges of $31 million and $26 million, respectively, for countervailing and anti-dumping duties and related costs. The 2002 impact of countervailing and anti-dumping duties and related costs is a net charge of $17 million which includes current year charges of $64 million and $47 million of credits related to the reversal of charges accrued in 2001.

	   (3) 2003 first and second quarters include net foreign exchange gains of $35 million and $47 million, respectively. 2002 includes $33 million in net foreign exchange gains. Gains of $8 million, $27 million and $14 million are included in the first, second and fourth quarters, respectively. A loss of $16 million is included in the third quarter.

	   (4) The first quarter of 2003 includes a $79 million charge for a lawsuit involving the market for Pacific Northwest alder logs.
        2003 second quarter includes a $144 million gain on the sale of timberlands in Washington state and a $25 million gain for the settlement of an insurance claim relating to the Cemwood litigation. 2002 fourth quarter includes a $117 million gain on the sale of timberlands in Washington state.

	   (5) 2002 first quarter includes a $35 million charge to write off debt issue costs in connection with the refinancing of debt in connection with the acquisition of Willamette Industries.

	   (6) Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, was adopted as of the beginning of 2003. Results for 2002 were not impacted by the change in accounting principle.

WEYERHAEUSER COMPANY
STATISTICAL INFORMATION  (unaudited)

Net sales and
 revenues (in
 millions):                Q1               Q2              Q3
                    -----------------  --------------  --------------
                     March    March     June   June    Sept.  Sept.
                      30,       31,      29,    30,     28,    29,
                     2003      2002     2003   2002    2003   2002
                    -----------------  --------------  --------------
Timberlands:
 Raw materials
  (logs, timber and
  chips)               $203     $142     $213   $184            $193
 Other products          21       19       24     21              18
                    -----------------  --------------  --------------
                        224      161      237    205             211
                    -----------------  --------------  --------------
Wood Products:
 Softwood lumber        752      692      846    901             845
 Plywood and veneer     174      158      182    203             195
 Oriented strand
  board, composite
  and other panels      257      240      331    320             217
 Hardwood lumber         80       76       86     81              72
 Engineered lumber
  products              254      253      308    315             324
 Raw materials
  (logs, timber and
  chips)                 81      106       82    129             120
 Other products         174      176      221    198             184
                    -----------------  --------------  --------------
                      1,772    1,701    2,056  2,147           1,957
                    -----------------  --------------  --------------
Pulp and Paper:
 Pulp                   309      280      321    297             300
 Paper                  596      416      546    563             590
 Coated groundwood       36       30       32     30              32
 Bleached board          47       40       52     51              37
 Other products          10        6        7     10               8
                    -----------------  --------------  --------------
                        998      772      958    951             967
                    -----------------  --------------  --------------

Containerboard,
 Packaging and
 Recycling:
 Containerboard          77       73       81     90             101
 Packaging              879      758      922    935             909
 Recycling               60       48       63     51              67
 Bags                    20       10       20     20              22
 Other products          33       10       35     34              28
                    -----------------  --------------  --------------
                      1,069      899    1,121  1,130           1,127
                    -----------------  --------------  --------------

Real Estate and
 Related Assets         445      396      432    421             468

Corporate and Other     106       62      126     68             160

                    -----------------  --------------  --------------
                     $4,614   $3,991   $4,930 $4,922          $4,890
                    =================  ==============  ==============

Net sales and
 revenues (in
 millions):                 Q4              Year ended
                    ------------------  -------------------
                    Dec. 28, Dec. 29,   Dec. 28,  Dec. 29,
                     2003      2002       2003      2002
                    ------------------  -------------------
Timberlands:
 Raw materials
  (logs, timber and
  chips)                         $254                 $773
 Other products                    39                   97
                    ------------------  -------------------
                                  293                  870
                    ------------------  -------------------
Wood Products:
 Softwood lumber                  748                3,186
 Plywood and veneer               178                  734
 Oriented strand
  board, composite
  and other panels                251                1,028
 Hardwood lumber                   77                  306
 Engineered lumber
  products                        256                1,148
 Raw materials
  (logs, timber and
  chips)                          117                  472
 Other products                   160                  718
                    ------------------  -------------------
                                1,787                7,592
                    ------------------  -------------------
Pulp and Paper:
 Pulp                             319                1,196
 Paper                            594                2,163
 Coated groundwood                 34                  126
 Bleached board                    51                  179
 Other products                    10                   34
                    ------------------  -------------------
                                1,008                3,698
                    ------------------  -------------------

Containerboard,
 Packaging and
 Recycling:
 Containerboard                    86                  350
 Packaging                        864                3,466
 Recycling                         63                  229
 Bags                              23                   75
 Other products                    20                   92
                    ------------------  -------------------
                                1,056                4,212
                    ------------------  -------------------

Real Estate and
 Related Assets                   465                1,750

Corporate and Other               109                  399

                    ------------------  -------------------
                               $4,718              $18,521
                    ==================  ===================

Contribution (charge) to
 earnings(1):                  Q1               Q2            Q3
                          ---------------  -------------- ------------
    (in millions)         March   March     June    June  Sept.  Sept.
                            30,     31,      29,     30,    28,   29,
                           2003    2002     2003    2002   2003  2002
                          ---------------  -------------- ------------
Timberlands (2)            $149     $107     $300   $162         $133
Wood Products (3) (4) (5)  (150)       9      (53)    64          (18)
Pulp and Paper (6) (7)       10        1       (7)   (15)          10
Containerboard,
 Packaging and
 Recycling (8)               80       58      108     75           88
Real Estate and
 Related Assets (9)          95       91       91     79           85
Corporate and
 Other (10) (11) (12)       (46)     (46)      (2)   (48)         (80)
                          ---------------  -------------- ------------
                           $138     $220     $437   $317         $218
                          ===============  ============== ============

Contribution (charge) to
 earnings(1):                            Q4       Year ended
                                     ----------- -------------
    (in millions)                    Dec.  Dec.   Dec.  Dec.
                                      28,   29,    28,   29,
                                     2003  2002   2003  2002
                                     ----------- -------------
Timberlands (2)                            $300          $702
Wood Products (3) (4) (5)                   (75)          (20)
Pulp and Paper (6) (7)                       86            82
Containerboard,
 Packaging and
 Recycling (8)                              114           335
Real Estate and
 Related Assets (9)                          81           336
Corporate and
 Other (10) (11) (12)                      (119)         (293)
                                     ----------- -------------
                                           $387        $1,142
                                     =========== =============

    (1) Certain reclassifications have been made to conform prior period data with the current presentation.

    (2) 2003 second quarter includes a $144 million gain on the sale of timberlands in Washington state. 2002 fourth quarter includes a $117 million gain on the sale of timberlands in Washington state.

    (3) The first and second quarters of 2003 include charges of $24 million and $26 million, respectively, for countervailing and anti-dumping duties and related costs. 2002 first quarter includes $13 million of charges for countervailing and anti-dumping duties and related costs and a credit of $18 million for the reversal of countervailing and anti-dumping duties accrued in 2001. The 2002 second quarter includes $7 million of charges for countervailing and anti-dumping duties and related costs, a credit of $29 million for the reversal of charges accrued in 2001 and a credit of $13 million for charges accrued in the first quarter of 2002. The 2002 third and fourth quarters include charges of $31 million and $26 million, respectively, for countervailing and anti-dumping duties and related costs. The 2002 impact of countervailing and anti-dumping duties and related costs is a net charge of $17 million which includes current year charges of $64 million and $47 million of credits related to the reversal of charges accrued in 2001.

    (4) The first quarter of 2003 includes a $79 million charge for a lawsuit involving the market for Pacific Northwest alder logs.

    (5) 2003 first and second quarters include costs for the closure of facilities of $22 million and $11 million, respectively. 2003 second quarter also includes a charge of $16 million to recognize impairment associated with an impending facility sale. 2002 includes closure costs of $51 million ($17 million in the first quarter and $34 million in the fourth quarter).

    (6) 2002 includes $12 million in net business disruption costs associated with the recovery boiler explosion at the Plymouth, N.C., paper facility. Costs of $22 million and $30 million are included in the second and third quarters, respectively. Net recoveries of $40 million are included in the fourth quarter.

    (7) 2003 second quarter includes $3 million of closure costs. 2002 fourth quarter results include an $8 million benefit resulting from adjustments to closure reserves established in 2001.

    (8) 2003 second quarter includes the reversal of an accrual for closure charges of $2 million. 2002 includes closure costs of $52 million ($10 million in the first quarter, $28 million in the second quarter and $14 million in the fourth quarter).

    (9) 2003 first quarter includes gains of $8 million for the sale of two office buildings and $10 million for the sale of an apartment complex. 2003 second quarter includes a gain of $12 million for the sale of commercial property. 2002 includes $21 million in gains from sales of apartment complexes, including $7 million in the second quarter and $14 million in the third quarter.

   (10) 2003 second quarter includes a $6 million charge to reflect the final settlement in connection with the termination of the former MacMillan Bloedel pension plan for U.S. employees. 2002 results include a $35 million charge in the fourth quarter related to the termination of this pension plan.

   (11) 2003 second quarter includes a $25 million gain for the settlement of an insurance claim relating to the Cemwood litigation.

   (12) 2003 results include net foreign exchange gains of $36 million in the first quarter and $45 million in the second quarter. 2002 results include net foreign exchange gains (losses) of $8 million in the first quarter, $27 million in the second quarter, ($17 million) in the third quarter and $14 million in the fourth quarter, for a 2002 net gain of $32 million. These gains and losses result primarily from fluctuations in Canadian and New Zealand exchange rates.

WEYERHAEUSER COMPANY
STATISTICAL INFORMATION (unaudited)

Third party sales
 volumes:                  Q1               Q2              Q3
                     ---------------  --------------  ---------------
                      March   March     June   June     Sept.   Sept.
                        30,     31,      29,    30,      28,     29,
                       2003   2002      2003   2002     2003    2002
                     ---------------  --------------  ---------------
Timberlands
 (millions):
 Raw materials -
  cubic feet             96      67      110    102               91

Wood Products
 (millions):
 Softwood lumber -
  board feet          2,175   1,812    2,385  2,219            2,331
 Plywood and veneer -
  square feet (3/8")    726     624      760    815              792
 Composite panels -
  square feet (3/4")    278     308      317    445               95
 Oriented strand
  board - square feet
  (3/8")              1,025     945    1,206  1,095            1,117
 Hardwood lumber -
  board feet            106     108      113    113              104
 Raw materials -
  cubic feet            128     143      118    164              161

Pulp and Paper
 (thousands):
 Pulp - air-dry
  metric tons           623     563      596    618              561
 Paper - tons           737     546      690    717              749
 Coated groundwood -
  tons                   61      48       55     49               55
 Bleached board -
  tons                   60      53       67     61               47
 Paper converting -
  tons                  502     375      472    488              499

Containerboard,
 Packaging and
 Recycling (thousands)
 Containerboard - tons  221     209      233    260              283
 Packaging - MSF     17,752  15,430   18,577 19,614           19,007
 Recycling - tons       593     604      566    552              539
 Bags - tons             25      13       24     26               26

Third party sales
 volumes:                    Q4               Year ended
                     -------------------  -------------------
                     Dec. 28,   Dec. 29,  Dec. 28,   Dec. 29,
                       2003      2002       2003      2002
                     -------------------  -------------------
Timberlands
 (millions):
 Raw materials -
  cubic feet                        110                  370

Wood Products
 (millions):
 Softwood lumber -
  board feet                      2,140                8,502
 Plywood and veneer -
  square feet (3/8")                672                2,903
 Composite panels -
  square feet (3/4")                299                1,147
 Oriented strand
  board - square feet
  (3/8")                          1,048                4,205
 Hardwood lumber -
  board feet                        102                  427
 Raw materials -
  cubic feet                        127                  595

Pulp and Paper
 (thousands):
 Pulp - air-dry
  metric tons                       636                2,378
 Paper - tons                       730                2,742
 Coated groundwood -
  tons                               58                  210
 Bleached board -
  tons                               68                  229
 Paper converting -
  tons                              497                1,859

Containerboard,
 Packaging and
 Recycling (thousands)
 Containerboard - tons              231                  983
 Packaging - MSF                 17,643               71,694
 Recycling - tons                   597                2,292
 Bags - tons                         28                   93

Total production
 volumes:              Q1                Q2              Q3
                -----------------  ---------------  -------------
                 March    March     June    June    Sept.  Sept.
                   30,      31,      29,     30,     28,    29,
                  2003     2002     2003    2002    2003   2002
                -----------------  ---------------  -------------
Timberlands
 (millions):
 Logs - cubic
  feet              182      153      152     191            164

Wood Products
 (millions):
 Softwood lumber -
  board feet      1,842    1,530    1,825   1,702          1,728
 Plywood and
  veneer - square
  feet (3/8")       672      471      557     649            638
 Composite panels -
  square feet
  (3/4")            231      218      252     183            235
 Oriented strand
  board - square
  feet (3/8")     1,011      957    1,051     944          1,115
 Hardwood lumber -
  board feet        108       96      102      99            107

Pulp and Paper
 (thousands):
 Pulp - air-dry
  metric tons       654      607      619     492            630
 Paper - tons       757      510      712     667            704
 Coated
  groundwood - tons  62       48       55      60             43
 Bleached board -
  tons               56       63       68      67             31
 Paper converting -
  tons              516      353      479     496            502

Containerboard,
 Packaging and
 Recycling (thousands)
 Containerboard -
  tons            1,429    1,250    1,568   1,600          1,621
 Packaging - MSF 18,977   16,174   19,955  20,521         19,596
 Recycling - tons 1,528    1,387    1,644   1,588          1,551
 Bags - tons         25       13       25      25             27

Total production
 volumes:                 Q4                    Year ended
                -----------------------   ----------------------
                Dec. 28,       Dec. 29,     Dec. 28,   Dec. 29,
                  2003          2002         2003        2002
                -----------------------   ----------------------
Timberlands
 (millions):
 Logs - cubic
  feet                             155                      663

Wood Products
 (millions):
 Softwood lumber -
  board feet                     1,871                    6,831
 Plywood and
  veneer - square
  feet (3/8")                      520                    2,278
 Composite panels -
  square feet
  (3/4")                           228                      864

 Oriented strand
  board - square
  feet (3/8")                    1,033                    4,049
 Hardwood lumber -
  board feet                       104                      406

Pulp and Paper
 (thousands):
 Pulp - air-dry
  metric tons                      552                    2,281
 Paper - tons                      730                    2,611
 Coated groundwood -
  tons                              59                      210
 Bleached board -
  tons                              66                      227
 Paper converting -
  tons                             493                    1,844

Containerboard,
 Packaging and
 Recycling (thousands)
 Containerboard - tons           1,533                    6,004
 Packaging - MSF                18,809                   75,100
 Recycling - tons                1,566                    6,092
 Bags - tons                        28                       93

WEYERHAEUSER COMPANY
STATISTICAL INFORMATION

CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)

          (in millions)

                   March 30,   June 29,   Sept. 28,  Dec. 28, Dec. 29,
Assets               2003        2003       2003      2003     2002
------             ---------   --------   ---------  -------- --------

Weyerhaeuser
  Current assets:
   Cash and short-
    term investments     $59        $47                          $115
   Receivables, less
    allowances         1,573      1,671                         1,413
   Inventories         2,167      2,093                         1,941
   Prepaid expenses      455        427                           419
                   ----------  ---------  ---------  -------- --------
     Total current
      assets           4,254      4,238                         3,888
  Property and
   equipment          12,228     12,274                        12,278
  Construction in
   progress              709        669                           687
  Timber and
   timberlands at
   cost, less fee
   stumpage charged
   to disposals        4,450      4,454                         4,402
  Investments in
   and advances to
   equity
   affiliates            538        564                           578
  Goodwill             3,191      3,224                         3,131
  Deferred pension
   and other assets    1,337      1,349                         1,285
                   ----------  ---------  ---------  -------- --------
                      26,707     26,772                        26,249
                   ----------  ---------  ---------  -------- --------

Real estate and
 related assets        1,989      2,065                         1,970

                   ----------  ---------  ---------  -------- --------
  Total assets       $28,696    $28,837                       $28,219
                   ==========  =========  =========  ======== ========

Liabilities and
 Shareholders'
 Interest
----------------

Weyerhaeuser
  Current liabilities:
   Notes payable
    and commercial
    paper               $321       $238                            $2
   Current maturities
    of long-term debt    595        594                           786
   Accounts payable      975      1,046                           983
   Accrued liabilities 1,162      1,192                         1,223
                   ----------  ---------  ---------  -------- --------
       Total current
        liabilities    3,053      3,070                         2,994
  Long-term debt      12,129     11,866                        11,907
  Deferred income
   taxes, pension,
   other
   postretirement
   benefits and
   other liabilities   5,541      5,612                         5,346
                   ----------  ---------  ---------  -------- --------
                      20,723     20,548                        20,247
                   ----------  ---------  ---------  -------- --------
Real estate and
 related assets
  Notes payable and
   commercial paper      115        130                            63
  Long-term debt         764        762                           814
  Other liabilities      466        491                           472
                   ----------  ---------  ---------  -------- --------
                       1,345      1,383                         1,349
                   ----------  ---------  ---------  -------- --------
  Total liabilities   22,068     21,931                        21,596

  Shareholders'
   interest            6,628      6,906                         6,623
                   ----------  ---------  ---------  -------- --------

  Total liabilities
   and shareholders'
   interest          $28,696    $28,837                       $28,219
                   ==========  =========  =========  ======== ========

STATEMENT OF CASH FLOWS        Q1              Q2             Q3
SELECTED INFORMATION     --------------- -------------- --------------
 (unaudited)              March   March    June   June   Sept.  Sept.
 (in millions)             30,     31,      29,    30,    28,    29,
                          2003    2002     2003   2002   2003   2002
                         --------------- -------------- --------------
(Weyerhaeuser only,
 excludes real estate &
 related assets)

  Net cash from
   operations             $(126)   $(90)  $465    $379           $268
  Cash paid for property
   and equipment           (128)   (158)  (172)   (288)          (237)
  Cash paid for
   timberlands
   reforestation            (14)    (12)    (5)     (8)            (6)
  Cash received from
   issuances of debt          1  13,001      -     100             26
  Revolving credit
   facilities, notes and
   commercial paper
   borrowings, net          599      30   (333)   (150)           122
  Payments on debt         (251) (6,593)   (14)    (97)          (159)


STATEMENT OF CASH FLOWS            Q4                Year ended
SELECTED INFORMATION     ----------------------  ------------------
 (unaudited)               Dec. 28,   Dec. 29,   Dec. 28,  Dec. 29,
 (in millions)               2003       2002       2003      2002
                         ----------------------  ------------------
(Weyerhaeuser only,
 excludes real estate &
 related assets)

  Net cash from
   operations                             $701              $1,258
  Cash paid for property
   and equipment                          (241)               (924)
  Cash paid for
   timberlands
   reforestation                           (10)                (36)
  Cash received from
   issuances of debt                     1,015              14,142
  Revolving credit
   facilities, notes and
   commercial paper
   borrowings, net                        (230)               (228)
  Payments on debt                      (1,375)             (8,224)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    WEYERHAEUSER COMPANY
                            By  	/s/ Steven J. Hillyard
                            Its:	Vice President and
                                    Chief Accounting Officer

Date:  July 25, 2003